Exhibit 10.9

FORM OF VALUE DRIVER INCENTIVE AWARD AGREEMENT

This Value Driver Incentive Award Agreement (“Agreement”) entered into as of February [__], 2017 (the “Grant Date”), by and between Fluor Corporation, a Delaware corporation (the “Company”), and you (“Grantee” or “you”) evidences the grant to Grantee of a Value Driver Incentive Award (“VDI Award”) under the Fluor Corporation Amended & Restated 2008 Executive Performance Incentive Plan (the “Plan”).  Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.

Section 1.                                  AWARD SUBJECT TO PLAN

Your VDI Award is made subject to all of the terms and conditions of this Agreement and the Plan, including any terms, rules or determinations made by the Committee pursuant to its administrative authority under the Plan, and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.

Section 2.                                  MEASURE DEFINITIONS

Your VDI Award performance criteria are comprised of three measures: Annual Return on Assets Employed (“ROAE”), Annual New Awards Gross Margin Dollars and Annual New Awards Gross Margin Percentage (the “Performance Targets”), averaged over a three-year performance period beginning on January 1, 2017 and ending on December 31, 2019 (“Performance Period”)1. ROAE is calculated by dividing full year corporate net earnings (excluding after-tax interest expense) by net assets employed. Net assets employed is defined as total assets (excluding excess cash and current and non-current marketable securities) minus current liabilities (excluding non-recourse debt) and is calculated based on average net assets reported for the previous five quarters.  New Awards Gross Margin Dollars measures the total amount of project gross margin that the Company expects to receive as a result of projects awarded within each year of the Performance Period.  New Awards Gross Margin Percentage is the total amount of gross margin the Company expects to receive as a result of projects awarded within each year of the Performance Period as a percentage of expected revenue from those projects.

The Performance Targets may be subject to certain adjustments approved by the Committee in connection with the grants.

Section 3.                                  PERFORMANCE TARGETS AND VALUE OF AWARD

Your VDI Award target amount is communicated in your March 2017 LTI award letter. This target amount will be [expressed in units by dividing the target amount by the closing price of the Company’s common stock ($XX.XX), par value $.01 per share (the “Shares”), on February [__], 2017 (e.g., if your target award amount is $100,000 and the Company’s Share price is $XX.XX on the applicable date, this target amount will be expressed as XXX units)].2

[These units] will be adjusted based on the Company’s performance for the Performance Period against the established Performance Targets, which will be weighted as follows: 30% ROAE, 30% New Awards Gross Margin Dollars and 40% New Awards Gross Margin Percentage. The Performance Targets relating to new awards will be measured taking into account any project scope changes or cancellations.  [For 2017,] specific performance targets are set forth on Exhibit A, which may be attached hereto or sent to you separately at a later date. [Specific performance targets for 2018 and 2019 will be set at the beginning of the respective year and provided to you thereafter.]3

[The units] will be further adjusted based on the Company’s [three-year cumulative]4 total shareholder return relative to the engineering and construction peers included in the Company’s compensation peer group on the Grant Date, as further defined and calculated as set forth on Exhibit B (“Relative TSR”).  If the Company’s Relative TSR is in the bottom 1/3 of the peer group, the earned awards will be decreased by 25%. If the Company’s Relative TSR is in the top 1/3 of the peer group, the earned awards will be increased by 25%. No adjustment will be made if the Company’s Relative TSR is in the middle 1/3 of the peer group.  In no event will the earned units exceed 200% of the units granted.

1  For the Senior Management Team.  The performance period for other officers will be one year.

2  Award to be expressed in units for the Senior Management Team.  Other officers will receive a cash amount.

3  For the Senior Management team.

4  For the Senior Management team.  The period will be one year for other officers.

[Once the units are adjusted for the Company’s performance, the number of units will not change for this grant.]5

Section 4.                                  RETENTION PERIOD AND PAYOUT

The period commencing February [__], 2017 and ending on [           ], 2020 will be the “Retention Period”. Your VDI Award will vest in full on [             ], 2020 (the “Vesting Date”), subject to the continued employment requirements or other exceptions contained in Section 5 below.  Payment of the VDI Award will be made as soon as practicable after the Vesting Date, except as provided in Section 5.  The VDI Award will be paid [(i.e., settled) in Shares.  Subject to the provisions of Section 4 and Section 5 hereof, upon the issuance to Grantee of Shares hereunder, Grantee will also receive additional Shares equal to the amount of accrued dividends or distributions paid or made by the Company on a quarterly basis, which dividends or distributions will be deemed to be reinvested throughout the Performance Period, based on the Shares awarded under this VDI Award and the performance level earned during the Performance Period; provided, that any fractional Shares will be rounded up to the nearest whole share.]6

[Grantee may not sell or otherwise transfer the Shares issued pursuant to this VDI Award until three (3) years after the vesting of the underlying award (“Post-Vest Holding Period”).  During the Post-Vest Holding Period, Grantee will be able to vote the Shares and receive any dividends issued, if any, with respect to the Shares; and the Shares must remain with the Company designated broker until the end of the Post-Vest Holding Period. Notwithstanding the foregoing, these restrictions shall immediately lapse upon Grantee’s death, Disability or Qualifying Termination within two years of a Change of Control.]7

Section 5.                                  CONTINUED EMPLOYMENT

Vesting of the VDI Award is conditioned upon you remaining in the employment of the Company or its subsidiaries for the Retention Period or satisfying the exceptions described in this Section 5.  If your employment with the Company or any of its subsidiaries terminates for any reason other than death, Retirement, Disability or a Qualifying Termination within two (2) years following a Change of Control of the Company, each as determined by the Committee in accordance with the Plan, then as of the date of such termination any unvested VDI Award shall be forfeited by you.  If your employment with the Company or any of its subsidiaries terminates during the Retention Period by reason of your death or Disability, each as determined by the Committee in accordance with the Plan, then any portion of this VDI Award which has yet to become vested shall vest and continue to become payable in accordance with its terms on the Vesting Date as described in section 48.  If prior to the VDI Award becoming vested in full pursuant to Section 4 hereof, you Retire from the Company and you deliver a signed non-competition agreement to the Company in a form acceptable to the Company, then any portion of this VDI Award which has yet to become vested shall continue to vest over the Retention Period and become payable in accordance with the terms hereof on the Vesting Date as described in Section 4.  In the event that you incur a Qualifying Termination within two years after a Change of Control of the Company, the VDI Award will immediately vest and be paid to you at target performance levels as soon as practicable after such termination (provided that such award has not previously been forfeited pursuant to the provisions of this Agreement.)  Notwithstanding the foregoing and regardless of reason for termination, under all circumstances other than your Qualifying Termination within two (2) years following a Change of Control, any VDI Award held less than one year from the Grant Date will be forfeited[; provided, however, in the event of your Retirement, this one-year holding requirement may be waived by the Committee, in its sole and absolute discretion, and any portion of this VDI Award which has yet to become vested shall continue to vest over the Retention Period and become payable in accordance with the terms hereof on the Vesting Date as described in Section 4]9.

Nothing in the Plan or this Agreement confers any right of continuing employment with the Company or its subsidiaries.  Notwithstanding the foregoing, if in the event of a Change of Control the successor to the Company does not assume this Award, then any portion of this Award which has yet to become vested and which has not otherwise been forfeited pursuant to the provisions of this Section 4 will immediately vest and will be paid at target performance levels as soon as practicable following the Change of Control (provided that the VDI Award has not previously been forfeited pursuant to the provisions of this Section 5).  Notwithstanding anything to the contrary herein, in the event your employment is terminated for Cause (as defined herein), regardless of whether you are retirement eligible, you will forfeit your right to receive any unvested RSUs, unless otherwise prohibited by law.

5  For the Senior Management Team.

6  Payment in shares for the Senior Management Team.  Other officers will receive payment in cash “generally on the same date that other executive incentives are paid, and in no event later than March 15 of the year following the year in which such amount is earned”.

7  To be included for the Senior Management Team.

8  To provide for immediate vesting for awards with a one-year performance period.

9  Additional provision that may be added for some officers.

For purposes of this Agreement, “Retirement” shall mean your retirement as determined in accordance with applicable Company personnel policies and the Plan. “Disability” and “Change of Control” shall have the meanings given to them in Appendix B to this Agreement.

In connection with a Change of Control, the term “Qualifying Termination” means your involuntary termination of employment by the Company without Cause or your resignation for Good Reason.  For this purpose, “Cause” means your dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform your job duties in accordance with Company policies, a material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree; and “Good Reason” means a material diminution of your compensation (including, without limitation, base compensation, annual bonus opportunities, and/or equity incentive compensation opportunities), a material diminution of your authority, duties or responsibilities, a material diminution in the authority, duties or responsibilities of the supervisor to whom you are required to report or a material diminution of the budget over which you retain authority; provided, however, that no later than sixty (60) days after learning of the action (or inaction) described herein as the basis for a termination of employment for Good Reason, you must advise the Company in writing that the action (or inaction) constitutes grounds for a termination of your employment for Good Reason, in which event the Company will have thirty (30) days to correct such action (or inaction) (the “Cure Period”) and if such action (or inaction) is timely corrected within the Cure Period, then you will not be entitled to terminate your employment for Good Reason as a result of such action (or inaction). If such action or inaction is not timely corrected within the Cure Period, then you will be entitled to terminate your employment for Good Reason at any time within the one-hundred and twenty (120) day period following expiration of the Cure Period.

Section 6.                                  TAX WITHHOLDING

Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of a VDI Award, including the grant and vesting of the VDI Award[, subsequent delivery of the Shares] and/or (ii) do not commit to structure the terms or any aspect of this grant of a VDI Award to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee will pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s receipt of a VDI Award that cannot be satisfied by the means described below. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the VDI Award payment if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

Prior to the taxable or tax withholding event, as applicable, the Grantee will pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Grantee by [(1) withholding from the VDI Award a number of Shares otherwise deliverable equal to the Retained Share Amount, as defined below and/or (2)] withholding from the Grantee’s wages or other cash compensation paid by the Company and/or Employer.  [The “Retained Share Amount” means a number of Shares equal to the quotient of the minimum statutory tax withholding obligation of the Company triggered by the VDI Award payment on the relevant date, divided by the fair market value of one Share on the relevant date or as otherwise provided in the Plan.  If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Grantee understands that he or she will be deemed to have been issued the full number of Shares, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the VDI Award.]10

Grantee acknowledges and understands that Grantee should consult a tax advisor regarding Grantee’s tax obligations prior to such settlement or disposition.

10  Bracketed provisions in this section to be removed for non-Senior Management Team receiving cash awards.

Section 7.                                  SEVERABILITY

In the event that one or more of the provisions of this Agreement are invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

Section 8.                                  DATA PROTECTION

THE GRANTEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE GRANTEE’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, AND THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT THE COMPANY, ITS SUBSIDIARIES AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT THE GRANTEE, INCLUDING, BUT NOT LIMITED TO, NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, PURCHASED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE GRANTEE’S FAVOR FOR THE PURPOSE OF IMPLEMENTING, MANAGING AND ADMINISTERING THE PLAN (“DATA”).  THE GRANTEE UNDERSTANDS THAT THE DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE GRANTEE’S COUNTRY OR ELSEWHERE, INCLUDING OUTSIDE THE EUROPEAN ECONOMIC AREA, AND THAT THE RECIPIENT COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE GRANTEE’S COUNTRY. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE. THE GRANTEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA, AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE GRANTEE MAY ELECT TO DEPOSIT SHARES, IF ANY, ACQUIRED UNDER THE PLAN. THE GRANTEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO THE DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE IN WRITING. THE GRANTEE UNDERSTANDS THAT REFUSING OR WITHDRAWING CONSENT MAY AFFECT THE GRANTEE’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF REFUSING TO CONSENT OR WITHDRAWING CONSENT, THE GRANTEE UNDERSTANDS THAT HE/SHE MAY CONTACT THE STOCK PLAN ADMINISTRATOR AT THE COMPANY.

Section 9.                                  ACKNOWLEDGMENT AND WAIVER

The Grantee acknowledges and agrees that:

(a)                     the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

(b)                    the grant of VDI Awards is voluntary and occasional and does not create any contractual or other right to receive future grants of VDI Awards, or benefits in lieu of VDI Awards, even if VDI Awards have been granted repeatedly in the past;

(c)                     all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)                    the Grantee’s participation in the Plan will not create a right to further employment with Employer and will not interfere with the ability of Employer to terminate the Grantee’s employment relationship and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

(e)                     the Grantee is participating voluntarily in the Plan;

(f)                       VDI Awards and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Grantee’s employment contract, if any;

(g)                    VDI Awards and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

(h)                     in the event that the Grantee is not an employee of the Company, this VDI Award will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this VDI Award will not be interpreted to form an employment contract with the Employer or any subsidiary of the Company;

(i)                         in consideration of this VDI Award, no claim or entitlement to compensation or damages will arise from termination of this grant or diminution in value of this VDI Award resulting from termination of the Grantee’s employment by the Company or the Employer (for any reason whatsoever) and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee will be deemed irrevocably to have waived any entitlement to pursue such claim; and

(j)                         The Company may impose such other restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by the Grantee or other subsequent transfers by the Grantee of any Shares of common stock issued as a result of the vesting of the VDI Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other Share holders and (iii) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers.

Section 10.                           CONFIDENTIALITY

This Agreement and the receipt of any VDI Award hereunder is conditioned upon Grantee not disclosing this Agreement or said receipt to anyone other than Grantee’s spouse, financial advisor, senior management of the Company or members of the Company’s Law, Tax, and Human Resources departments.  If unauthorized disclosure is made to any other person, this VDI Award will be forfeited.

Section 11.                           GRANT-SPECIFIC TERMS

Appendix A contains additional terms and conditions of the Agreement applicable to Grantees residing outside the United States.  In addition, Appendix A also contains information and notices regarding exchange control and certain other issues of which the Grantee should be aware that may arise as a result of participation in the Plan.  Appendix B contains additional terms in compliance with Section 409A of the United States Internal Revenue Code.

Section 12.                           ENFORCEMENT

This Agreement will be construed, administered and enforced in accordance with the laws of the State of Delaware.

Section 13.                           EXECUTION OF AWARD AGREEMENT

Please acknowledge your acceptance of the terms of this Agreement by electronically signing this Agreement.  If you have not electronically signed this Agreement within two (2) months, the Company is not obligated to provide you any benefit hereunder and may refuse to issue any payment to you under this Agreement.  In addition, by signing this Agreement, you acknowledge and agree that your prior VDI awards, if any, are amended to include the 409A provisions that are part of this Agreement in Appendix B.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

FLUOR CORPORATION

By:
David T. Seaton
Chairman and Chief Executive Officer

EXHIBIT A

PERFORMANCE TARGETS

[INSERT APPROVED TARGETS AND EXCLUSIONS]

EXHIBIT B

[INSERT TSR DEFINITIONS]

APPENDIX A

FLUOR CORPORATION
VDI AWARDS

UNDER THE AMENDED & RESTATED 2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

TERMS FOR NON-U.S. GRANTEES

TERMS AND CONDITIONS

This Appendix A, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to you if you are a resident in one of the countries listed below.  Capitalized terms used but not defined herein will have the same meanings assigned to them in the Plan and the Agreement.

NOTIFICATIONS

This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2017.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because such information may be out-of-date when your VDI Awards vest.

In addition, the information contained herein is general in nature and may not apply to your particular situation.  As a result, the Company is not in a position to assure you of any particular result.  You are therefore advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than that in which you are currently working, the information contained herein may not apply to you.

GRANT-SPECIFIC LANGUAGE

Below please find country specific language that applies to Australia, Canada, Chile, Germany, the Netherlands, Russia, South Africa, Spain and the United Kingdom.

AUSTRALIA

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, Grantee will be required to file the report.

CANADA

Terms and Conditions

There are no country-specific provisions.

Language Consent

The following provision applies to residents of Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

Notifications

There are no country-specific notifications.

CHILE

Terms and Conditions

There are no country-specific provisions.

Notifications

Securities Law Information.  Neither the Company, the award, nor any Company shares acquired under the Plan are registered with the Chilean Registry of Securities or are under the control of the Chilean Superintendence of Securities.

Exchange Control Information.  If exchange control reporting is required , you will be responsible for filing the report with the Central Bank of Chile.  In addition, you must also file a report with the Central Bank if, in a given year, you have kept investments, deposits, or credits abroad in an amount that exceeds US$5,000,000.

Tax Information.  Registration of your investment in Company shares with the Chilean Internal Revenue Service may result in more favorable tax treatment.  Please consult your tax advisor for additional details.

GERMANY

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information.  Cross-border payments in excess of EUR12,500 must be reported monthly to the German Federal Bank.  If Grantee uses a German bank to transfer a cross-border payment in excess of EUR12,500, the bank will file the report for you.

THE NETHERLANDS

Terms and Conditions

There are no country-specific provisions.

Notifications

There are no country-specific notifications.

RUSSIA

Terms and Conditions

There are no country-specific provisions.

Notifications

Grantee understands that Grantee is solely liable for all applicable Russian exchange control requirements (including repatriation requirements applicable to the proceeds from the sale of Shares).

SOUTH AFRICA

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information.  To participate in the Plan, Grantee understands that Grantee must comply with exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa.

For VDI Awards, because no transfer of funds from South Africa is required, no filing or reporting requirements should apply when the VDI Awards, if any, are granted or upon settlement of the VDI Awards (in Shares).

Because the Exchange Control Regulations change frequently and without notice, Grantee understands that Grantee should consult a legal advisor to ensure compliance with current regulations.  Grantee understands that it is Grantee’s responsibility to comply with South African exchange control laws, and neither the Company nor Grantee’s Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

SPAIN

Terms and Conditions

There are no country-specific provisions.

Notifications

No Special Employment or Similar Rights.  Grantee understands that the Company has unilaterally, gratuitously, and discretionally decided to distribute VDI Awards under the Plan to individuals who may be employees of the Company or its subsidiaries throughout the world.  The decision is a temporary decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries presently or in the future, other than as specifically set forth in the Plan and the terms and conditions of Grantee’s VDI Award.  Consequently, Grantee understands that any grant is given on the assumption and condition that it will not become a part of any employment contract (either with the Company or any of its subsidiaries) and will not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.  Further, Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever will arise from any gratuitous and discretionary grant.  In addition, Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of awards will be null and void and the Plan will not have any effect whatsoever.

Further, the VDI Award provides a conditional right to Shares and may be forfeited or affected by Grantee’s termination of employment, as set forth in the Agreement.  For avoidance of doubt, Grantee’s rights, if any, to the VDI Awards upon termination of employment will be determined as set forth in the Agreement, including, without limitation, where (i) Grantee is considered to be unfairly dismissed without good cause; (ii) Grantee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) Grantee terminates service due to a change location, duties or any other employment or contractual condition; or (iv) Grantee terminates service due to the Company’s or any of its subsidiaries’ unilateral breach of contract.

Securities Law Notice.  The VDI Awards granted under the Plan do not qualify as securities under Spanish regulations.  By the grant of VDI Awards, no “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in Spanish territory.  The present document and any other document relating to the offer of VDI Awards under the Plan has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.

Reporting Requirements.  Grantee is responsible for complying with all reporting requirements applicable to the awards and the underlying Shares, if any.

UNITED KINGDOM

Terms and Conditions

There are no country-specific provisions.

Notifications

There are no country-specific notifications.

APPENDIX B

Compliance with Section 409A of the Internal Revenue Code

(a)                                 It is intended that the provisions of this Agreement comply with Section 409A of the U.S. Internal Revenue Code (“Section 409A”), and all provisions of this Agreement will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)                                Neither Grantee nor any of Grantee’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit under this Agreement may not be reduced by, or offset against, any amount owing by Grantee to the Company or any of its subsidiaries.

(c)                                 If, at the time of Grantee’s separation from service (within the meaning of Section 409A), (i) Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company will make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date pursuant to Section 4 of this Agreement but will instead pay it, without interest, on the first business day after such six-month period or, if earlier, upon the Grantee’s death.

(d)                                Notwithstanding anything to the contrary contained herein, for the purpose of this Agreement, (i) if the VDI Award has not previously been forfeited, the VDI Award will vest on a Disability, which means that the Grantee is considered disabled in accordance with U.S. Treasury Regulations section 1.409A-3(i)(4), determined as if all permissible provisions of such regulation were in effect, and (ii) a Change of Control of the Company is considered to have occurred with respect to the Grantee upon the occurrence with respect to the Grantee of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with U.S. Treasury Regulations section 1.409A-3(i)(5).

(e)                                 Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.  In any case, Grantee will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Grantee or for Grantee’s account in connection with this Agreement (including, without limitation, any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries will have any obligation to indemnify or otherwise hold Grantee harmless from any or all of such taxes or penalties.